Exhibit 99.2
Planet Fitness, Inc. Announces $350 Million Accelerated Share Repurchase Program

Hampton, NH, December 15, 2025 - Planet Fitness, Inc. (NYSE: PLNT) (the “Company”) today announced that it has entered into a $350 million accelerated share repurchase agreement (the “ASR Agreement”) with Citibank, N.A. (the “Bank”). The Company will acquire shares under the ASR Agreement as part of its $500 million share repurchase authorization previously announced on June 13, 2024 (the “2024 Share Repurchase Program”). As of December 15, 2025, before giving effect to the ASR Agreement, approximately $350 million remained available for share repurchases pursuant to the 2024 Share Repurchase Program.

Pursuant to the terms of the ASR Agreement, the Company will pay the Bank $350 million in cash and will initially receive approximately 2.5 million shares of the Company’s Class A common stock, which is approximately 80% of the shares of the Company’s Class A common stock it expects to repurchase under the ASR Agreement. The total number of shares to be repurchased will be based on the average of the daily volume-weighted average prices of the Company’s Class A common stock during the term of the transaction, less an agreed discount and subject to potential adjustments pursuant to the terms and conditions of the ASR Agreement. At final settlement, the Bank may be required to deliver additional shares of Class A common stock to the Company, or under certain circumstances, the Company may be required to deliver shares of Class A common stock or to make a cash payment, at its election, to the Bank. The final settlement of the transaction under the ASR Agreement is expected to occur no later than the first quarter of 2026.

Share Repurchase Authorization

The Company today also announced that its Board of Directors has authorized a new share repurchase program of up to $500 million (the “2025 Share Repurchase Program”), contingent upon, and effective at the completion of the ASR Agreement, to replace the existing 2024 Share Repurchase Program. The timing of the purchases and the amount of stock repurchased is subject to the Company’s discretion and will depend on market and business conditions, the Company’s general working capital needs, stock price, applicable legal requirements and other factors. The Company’s ability to repurchase shares at any particular time is also subject to the terms of the indenture governing its outstanding notes. Purchases may be effected through one or more open market transactions, privately negotiated transactions, transactions structured through investment banking institutions, or a combination of the foregoing. The Company is not obligated under the program to acquire any particular amount of stock and can suspend or terminate the program at any time.

About Planet Fitness
Founded in 1992 in Dover, NH, Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness centers in the world by number of members and locations. As of September 30, 2025, Planet Fitness had approximately 20.7 million members and 2,795 clubs in all 50 states, the District of Columbia, Puerto Rico, Canada, Panama, Mexico, Australia and Spain. The Company’s mission is to enhance people’s lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. More than 90% of Planet Fitness clubs are owned and operated by independent business men and women.
Investor Contact:
Stacey Caravella
investor@planetfitness.com
603-750-4674
Media Contacts:
McCall Gosselin, Planet Fitness
mccall.gosselin@planetcsc.com
603-957-4650

ICR, Inc.
PFCorpPR@icrinc.com

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s statements with respect to the Company’s share repurchase authorizations, certain terms and anticipated timing of the accelerated share repurchase program and other statements, estimates and projections that do not relate solely to historical facts. Forward-looking statements can be identified by words such as “expect,” “anticipate,” “may,” “will” and similar references to future periods, although not all forward-looking statements include these identifying words. Forward-looking statements are not assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results to differ materially include risks and uncertainties associated with the Company’s ability to consummate the refinancing transaction on terms acceptable to the Company or at all, capital markets conditions, the Company’s substantial increased indebtedness as a result of the transaction and its ability to incur additional indebtedness or refinance that indebtedness in the future, the Company’s future financial performance and the Company’s ability to pay principal and interest on its indebtedness, competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain members, the Company’s and franchisees’ ability to identify and secure suitable sites for new franchise clubs, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets domestically and internationally, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, our substantial increased indebtedness as a result of our refinancing and securitization transactions and our ability to incur additional indebtedness or refinance that indebtedness in the future, our future financial performance and our ability to pay principal and interest on our indebtedness, our corporate structure and tax receivable agreements, failures, interruptions or security breaches of the Company’s information systems or technology, adverse developments in the U.S. or global capital markets, credit markets or economies generally that could significantly impact the Company’s ability to implement or realize the benefits of the accelerated share repurchase as currently planned, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2024, the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2025, as well as the Company’s other filings with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in forward-looking statements, investors should not place undue reliance on forward-looking statements, which reflect the Company’s views only as of the date of this press release. Except as required by law, neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.